                                                                    EXHIBIT 4.3

===============================================================================




                          NEWFIELD EXPLORATION COMPANY

                                   as Issuer,

                                      AND

                           FIRST UNION NATIONAL BANK

                                   as Trustee


                          ----------------------------


                                   INDENTURE

                          DATED AS OF OCTOBER 15, 1997

                          ----------------------------


                                 US$125,000,000

                          7.45% SENIOR NOTES DUE 2007

                          ----------------------------





===============================================================================

                             CROSS-REFERENCE TABLE

TIA SECTION                                      INDENTURE SECTION
310(a)(1).....................................................7.10
(a)(2)........................................................7.10
(a)(3)........................................................N.A.
(a)(4)........................................................N.A.
(b).....................................................7.08; 7.10
(c)...........................................................N.A.
311(a)........................................................7.11
(b)...........................................................7.11
(c)...........................................................N.A.
312(a)..................................................2.06; 2.13
(b)..........................................................10.03
(c)..........................................................10.03
313(a)........................................................7.06
(b)...........................................................7.06
(c)...........................................................7.06
(d)...........................................................7.06
314(a)........................................................4.03
(b)...........................................................N.A.
(c)(1).......................................................10.04
(c)(2).......................................................10.04
(c)(3)........................................................N.A.
(d)...........................................................N.A.
(e)..........................................................10.05
(f)...........................................................N.A.
315(a).....................................................7.01(2)
(b)...........................................................7.05
(c)........................................................7.01(1)
(d)........................................................7.01(3)
(e)...........................................................6.11
316(a)(last sentence).........................................2.09
(a)(1)(A).....................................................6.05
(a)(1)(B).....................................................6.04
(a)(2)........................................................N.A.
(b)...........................................................6.07
(c)...........................................................N.A.
317(a)(1).....................................................6.08
(a)(2)........................................................6.09
(b)...........................................................2.04
318(a).......................................................10.01



------------------------
N.A. means Not Applicable
NOTE: This Cross-Reference table shall not, for any purpose, be deemed part of this Indenture.

         INDENTURE dated as of October 15, 1997 by and between Newfield Exploration Company, a Delaware corporation (the "Company"), and First Union National Bank, a national banking association, as trustee (the "Trustee").

         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 7.45% Senior Notes due 2007 (the "Securities"):

                                   ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01   Definitions.

         "Affiliate" of any specified Person means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, control of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The Trustee may request and may conclusively rely upon an Officers' Certificate to determine whether any Person is an Affiliate of any specified Person.

         "Agent" means any Registrar or Paying Agent.

         "Attributable Indebtedness", when used with respect to any Sale/Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate equivalent to the Company's then current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semiannual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease can be extended).

         "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

         "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board of Directors of the Company.

         "Business Day" means any day other than a Legal Holiday.

         "Capital Stock" of any Person means and includes any and all shares, rights to purchase, warrants or options (whether or not currently exercisable), participation or other equivalents of or interests in (however designated) the equity (which includes, but is not limited to, common stock, preferred stock and partnership and joint venture interests) of such Person (excluding any debt securities that are convertible into, or exchangeable for, such equity).

         "Capitalized Lease Obligation" of any Person means any obligation of such Person to pay rent or other amounts under a lease of property, real or personal, that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

         "Common Equity" of any Person means and includes all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person, or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

         "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

         "Company Request" and "Company Order" means, respectively, a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Controller, an Assistant Controller, its Secretary or an Assistant Secretary, and delivered to the Trustee.

         "Consolidated Net Tangible Assets" means, for the Company and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP, the aggregate amounts of assets (less depreciation and valuation reserves and other reserves and items deductible from gross book value of specific asset accounts under GAAP) that would be included on a balance sheet after deducting therefrom (a) all liability items except deferred income taxes, Funded Indebtedness, other long-term liabilities and shareholders' equity and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles.

         "Corporate Trust Office of the Trustee" means the address of the Trustee specified in Section 10.02 or such other address as the Trustee may give notice thereof to the Company.

         "Currency Hedge Obligations" means, at any time as to any Person, the obligations of such Person at such time that were incurred in the ordinary course of business pursuant to any foreign currency exchange agreement, option or futures contract or other similar agreement or arrangement designed to protect against or manage such Person's or any of its Subsidiaries' exposure to fluctuations in foreign currency exchange rates.

         "Default" means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

         "Depository" means, with respect to the Securities issued in the form of a Global Certificate, the Person designated as Depository by the Company until a successor Depository shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depository" shall mean or include each Person who is then a Depository hereunder.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor statute.

         "Funded Indebtedness" means all Indebtedness (including Indebtedness incurred under any revolving credit, letter of credit or working capital facility) that matures by its terms, or that is renewable at the option of any obligor thereon to a date, more than one year after the date on which such Indebtedness is originally incurred.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect as of the relevant time.

         "Holder" means a Person in whose name a Security is registered.

         "Indebtedness" of any Person at any date means, without duplication,
(i) all indebtedness of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), other than standby letters of credit incurred by such Person in the ordinary course of business, (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business, (v) all Capitalized Lease Obligations of such Person, (vi) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (vii) all Indebtedness of others guaranteed by such Person to the extent of such guarantee and (viii) all obligations of such Person in respect of Currency Hedge Obligations, Interest Rate Hedging Agreements and Oil and Gas Hedging Contracts.

         "Indenture" means this Indenture as amended from time to time.

         "Independent Investment Banker" means an independent investment banking institution of national standing appointed by the Company for purposes of calculating any Make-Whole Premium, provided, that if the Company fails to make such appointment at least 45 Business Days prior to the Redemption Date for any Security to be redeemed, or if the institution so appointed is unwilling or unable to make such calculation, such calculation will be made by Goldman, Sachs & Co. or, if such firm is unwilling or unable to make such calculation, by an independent investment banking institution of national standing appointed by the Trustee.

         "Interest Payment Date" shall have the meaning assigned to such term in the Securities.

         "Interest Rate Hedging Agreements" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person or any of its Subsidiaries against fluctuations in interest rates.

         "Issue Date" means the date on which the Securities are originally issued under this Indenture.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset (including, without limitation, any production payment, advance payment or similar arrangement with respect to minerals in place), whether or not filed, recorded or otherwise perfected under applicable law. For the purposes of this Indenture, the Company or any Restricted Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease Obligation (other than any Capitalized Lease Obligation relating to any building, structure, equipment or other property used or to be used in the ordinary course of business of the Company and the Restricted Subsidiaries) or other title retention agreement relating to such asset.

         "Make-Whole Premium" means, with respect to any Security (or portion thereof) to be redeemed, an amount equal to the excess, if any, of:

               (i) the sum of the present values, calculated as of the Redemption Date, of:

                    (A) each interest payment that, but for such redemption,
               would have been payable on the Security (or portion thereof) being redeemed on each Interest Payment Date occurring after the Redemption Date (excluding any accrued interest for the period prior to the Redemption Date); and

                    (B) the principal amount that, but for such redemption,
               would have been payable at the final maturity of the Security (or portion thereof) being redeemed;

                    over

               (ii) the principal amount of the Security (or portion thereof) being redeemed.

The present values of interest and principal payments referred to in clause (i) above will be determined in accordance with generally accepted principles of financial analysis. Such present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the Redemption Date at a discount rate equal to the Treasury Yield plus 25 basis points. The Make-Whole Premium will be calculated by an Independent Investment Banker.

         For purposes of determining the Make-Whole Premium, "Treasury Yield" means a rate of interest per annum equal to the weekly average yield to maturity of United States Treasury Notes that have a constant maturity that corresponds to the remaining term to maturity of the Securities, calculated to the nearest 1/12 of a year (the "Remaining Term"). The Treasury Yield will be determined as of the third business day immediately preceding the applicable Redemption Date. The weekly average yields of United States Treasury Notes will be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated

"H.15(519) Selected Interest Rates" or any successor release (the "H.15 Statistical Release"). If the H.15 Statistical Release sets forth a weekly average yield for United States Treasury Notes having a constant maturity that is the same as the Remaining Term, then the Treasury Yield will be equal to such weekly average yield. In all other cases, the Treasury Yield will be calculated by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury Notes that have a constant maturity closest to and greater than the Remaining Term and the United States Treasury Notes that have a constant maturity closest to and less than the Remaining Term (in each case as set forth in the H.15 Statistical Release). Any weekly average yields so calculated by interpolation will be rounded to the nearest 1/100 of 1%, with any figure of 1/200% or above being rounded upward. If weekly average yields for United States Treasury Notes are not available in the H.15 Statistical Release or otherwise, then the Treasury Yield will be calculated by interpolation of comparable rates selected by the Independent Investment Banker.

         "Net Proceeds" means, with respect to any Sale/Leaseback Transaction entered into by the Company or any Restricted Subsidiary, the aggregate net proceeds received by the Company or such Restricted Subsidiary from such Sale/Leaseback Transaction after payment of expenses, taxes, commissions and similar amounts incurred in connection therewith, whether such proceeds are in cash or in property (valued at the fair market value thereof at the time of receipt, as determined by the Board of Directors).

         "Officer" means the President, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice President or Assistant Vice President of a Person.

         "Officers' Certificate" means a certificate signed by two Officers of a Person, one of whom must be the Person's chief executive officer, principal financial officer or principal accounting officer.

         "Oil and Gas Hedging Contracts" means any oil and gas purchase or hedging agreement, and other agreement or arrangement, in each case, that is designed to provide protection against oil and gas price fluctuations.

         "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

         "Ordinary Course Lien" means:

               (a) Liens for taxes, assessments or governmental charges or levies on the property of the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been recorded on the books of the Company;

               (b) Liens imposed by law, such as carriers', warehousemen's, landlords' and mechanics' liens and other similar liens arising in the ordinary course of business which secure obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been recorded on the books of the Company;

               (c) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

               (d) Easements, restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way interfere with the use thereof in the ordinary course of business of the Company and the Restricted Subsidiaries;

               (e) Liens arising under operating agreements or similar agreements in respect of obligations which are not yet due or which are being contested in good faith by appropriate proceedings;

               (f) Liens reserved in oil, gas and/or mineral leases, production sharing contracts and petroleum concession agreements and licenses for bonus or rental payments and for compliance with the terms of such leases, contracts, agreements and licenses;

               (g) Liens pursuant to partnership agreements, oil, gas and/or mineral leases, production sharing contracts, petroleum concession agreements and licenses, farm-out agreements, division orders, contracts for the sale, purchase, exchange, processing or transportation of oil, gas and/or other hydrocarbons, unitization and pooling declarations and agreements, operating agreements, development agreements, area of mutual interest agreements, and other agreements which are customary in the oil, gas and other mineral exploration, development and production business and in the business of processing of gas and gas condensate production for the extraction of products therefrom;

               (h) Liens imposed by law or order as a result of any proceeding before any court or regulatory body that is being contested in good faith, and Liens which secure a judgment or other court-ordered award or settlement as to which the Company has not exhausted its appellate rights.

         "Pari Passu Indebtedness" means any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall be subordinated in right of payment to the Securities.

         "Person" means any individual, corporation, partnership, joint venture, incorporated or unincorporated association, limited liability company, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

         "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.08 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security, shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

         "principal" of a Security means the principal thereof plus, when appropriate, the premium, if any, on such security.

         "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

         "Redemption Price" shall have the meaning assigned to such term in the Securities.

         "Regular Record Date" for the interest payable on any Interest Payment Date on the Securities means the immediately preceding date specified as a Record Date in the Securities for that purpose.

         "Restricted Subsidiary" means any Subsidiary the principal business of which is carried on in, or the majority of the operating assets of which are located in, the United States (including areas subject to its jurisdiction).

         "Sale/Leaseback Transaction" means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary, for a period of more than three years, of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

         "SEC" means the Securities and Exchange Commission.

         "Securities" means the Securities described above issued under this Indenture.

         "Securities Act" means the Securities Act of 1933, as amended, and any successor statute.

         "Special Record Date" for the payment of any Defaulted Interest on the Securities of any series means a date fixed by the Trustee pursuant to Section 2.09.

         "Subsidiary" of any Person means any corporation of which at least a majority of the aggregate voting power of all classes of the Common Equity is owned by such Person directly or through one or more other Subsidiaries of such Person, and any entity other than a corporation in which such Person, directly or indirectly, owns at least a majority of the Common Equity of such entity.

         "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S.C. ss.ss. 77aaa-77bbbb), as in effect on the relevant date.

         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

         "U.S. Government Obligations" means direct obligations of the United States of America, obligations on which the payment of principal and interest is fully guaranteed by the United States of America or obligations or guarantees for the payment of which the full faith and credit of the United States of America is pledged.

Section 1.02   Other Definitions.

                                                              DEFINED IN
               TERM                                            SECTION
               ----                                           ---------
      "Agent Members"............................................2.07
      "Defaulted Interest".......................................2.09
      "Custodian"................................................6.01
      "Event of Default".........................................6.01
      "Global Certificate".......................................2.01
      "Legal Holiday"...........................................10.07
      "Non-U.S. Person"..........................................2.18
      "Paying Agent".............................................2.10
      "Physical Certificates"....................................2.01
      "Private Placement Legend..................................2.18
      "QIB"......................................................2.18
      "Registration Rights Agreement"............................2.18
      "Regulation S".............................................2.18
      "Security Register"........................................2.06
      "Security Registrar" or "Registrar"........................2.06
      "Stated Maturity"..........................................2.02
      "Successor"................................................5.01

Section 1.03   Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         All terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04   Rules of Construction.

         Unless the context otherwise requires:

         (1) a term has the meaning assigned to it;

         (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (3) "or" is not exclusive;

         (4) words in the singular include the plural, and in the plural include the singular; and

         (5) provisions apply to successive events and transactions.

                                   ARTICLE II

                                 THE SECURITIES

Section 2.01      Forms of Securities Generally.

         The definitive Securities shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the Officers executing such Securities, as evidenced by their execution of such Securities.

         The Securities (including the Trustee's certificate of authentication) shall be issued initially in the form of one or more global Securities substantially in the form set forth on Exhibit A hereof (each being called a "Global Certificate") deposited with The Depository Trust Company (the "Depository"), and registered in the name of its nominee (such nominee being referred to herein as the "Global Certificate Holder"), or will remain in the custody of the Trustee pursuant to a FAST Balance Certificate Agreement or similar agreement between the Depository and the Trustee, and shall be duly executed by the Company and authenticated by the Trustee as hereinafter provided. Subject to the limitation set forth in Section 2.02, the principal amount of the Global Certificates may be increased or decreased from time to time by adjustments made on the records of the Trustee as custodian for the Depository, as hereinafter provided.

         The Securities exchanged for beneficial interests in a Global Certificate as described in Section 2.07 shall be issued in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A hereto ("Physical Certificates").

         The Securities, and the Trustee's certificate of authentication shall be in substantially the form set forth in Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, CUSIP or other numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the Securities Act or the rules of any securities exchange or as may, consistently herewith, be determined by the Officers executing such Securities as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security. In addition to the requirements of Exhibit A, the Securities may also have set forth on the reverse side thereof a form of assignment.

Section 2.02   Title and Terms.

         The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture for original issue is limited to $125,000,000, and the amount of Securities outstanding at any one time may not exceed $125,000,000 except as provided in Section 2.08 hereof.

         The Securities shall be known and designated as the "7.45% Senior Notes due 2007" of the Company. Their Stated Maturity shall be October 15, 2007, and they shall bear interest at the rate of 7.45% per annum from October 15, 1997, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semiannually on April 15 and October 15 in each year, commencing April 15, 1998, and at said Stated Maturity, until the principal thereof is paid or duly provided for.

         The principal of (and premium, if any, on) and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose; provided, however, that, at the option of the Company, interest will be paid on Physical Securities by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Security Register.

         The Securities shall be redeemable as provided in Article 3 hereof.

         The Securities shall be subject to defeasance at the option of the Company as provided in Article 8 hereof.

Section 2.03   Denominations.

         The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

Section 2.04   Execution, Authentication, Delivery and Dating.

         The Securities shall be executed on behalf of the Company by its Chairman of the Board, its President or a Vice President of the Company, under its corporate seal affixed thereto or reproduced thereon and attested by its Secretary or an Assistant Secretary of the Company. The signature of any of these Officers on the Securities may be manual or facsimile signatures of such Officer and may be imprinted or otherwise reproduced on the Securities.

         Securities bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

         At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as provided in this Indenture.

         Each Security shall be dated the date of its authentication.

         No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for in Exhibit A hereto, duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

         In case the Company, pursuant to and in compliance with Section 5.01 hereof, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties or assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Section 5.01 hereof, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time outstanding for Securities authenticated and delivered in such new name.

Section 2.05   Temporary Securities.

         Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

         If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 4.02 hereof, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

Section 2.06   Registration, Registration of Transfer and Exchange.

         The Company shall cause to be kept a register (the register maintained in such office and in any other office or agency designated pursuant to Section
4.02 hereof being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times and during normal business hours, the Security Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as security registrar (the "Security Registrar" or the "Registrar") for the purpose of registering Securities and transfers of Securities as herein provided.

         Subject to the provisions of this Section, Section 2.07 and Section 2.18, upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 4.02 hereof, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations of a like aggregate principal amount.

         Furthermore, any Holder of a Global Certificate shall, by acceptance of such Global Certificate, agree that transfers of beneficial interest in such Global Certificate shall be subject to Section 2.18 and may be effected only through a book-entry system maintained by the Holder of such Global Certificate (or its agent), and that ownership of a beneficial interest in the Security shall be required to be reflected in a book entry.

         At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

         All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

         Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

         No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 2.05, 2.07, 3.06 or 9.05 hereof not involving any transfer.

         Neither the Trustee, the Security Registrar nor the Company shall be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities selected for redemption under Section 3.02 hereof and ending at the close of business on the day of such mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

Section 2.07   Book-Entry Provisions for Global Certificates.

         Each Global Certificate shall be registered in the name of the Depository for such Global Certificate or the nominee of such Depository and may be delivered to the Trustee as custodian for such Depository. Each Global Certificate shall represent such of the outstanding Securities as shall be specified therein and may provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Global Certificate to reflect the amount, or any increase or decrease in the amount, of outstanding Securities represented thereby shall be made by the Trustee in the manner provided for herein.

         Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Certificate held on their behalf by the Depository, or the Trustee as its custodian, or under such Global Certificate, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Certificate for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depository or shall impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Security.

         Transfers of a Global Certificate shall be limited to transfers of such Global Certificate in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in a Global Certificate may be transferred in accordance with the rules and procedures of the Depository. Physical Certificates shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Certificate if, and only if, either (1) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Certificate and a successor Depository is not appointed by the Company within 90 days of such notice, (2) an Event of Default has occurred and is continuing and the Security Registrar has received a request from the Depository to issue Physical Certificates in lieu of all or a portion of the Global Certificate (in which case the Company shall deliver Physical Certificates within 30 days of such request) or (3) the Company determines not to have the Securities represented by a Global Certificate.

         In connection with any transfer of a portion of the beneficial interest in a Global Certificate to beneficial owners pursuant to this Section, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Certificate in an amount equal to the principal amount of the beneficial interest in the Global Certificate to be transferred, and the Company shall execute, and the Trustee upon receipt of a Company Order for the authentication and delivery of Physical Certificates shall authenticate and deliver, one or more Physical Certificates of like tenor and amount.

         In connection with the transfer of an entire Global Certificate to beneficial owners pursuant to this Section, the Global Certificate shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Certificate, an equal aggregate principal amount of Physical Certificates of authorized denominations.

         The registered holder of a Global Certificate may grant proxies and otherwise authorize any person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

Section 2.08   Mutilated, Destroyed, Lost and Stolen Securities.

         If (i) any mutilated Security is surrendered to the Trustee or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute, and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

         Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Security issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 2.09   Payment of Interest; Interest Rights Preserved.

         Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to Section
4.02 hereof.

         Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest and (to the extent lawful) interest on such defaulted interest at the rate borne by the Securities (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") may be paid by the Company, at its election in each case, as provided in clause
(a) or (b) below:

          (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited shall be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 10.02 hereof, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause
               (b).

          (b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 2.10   Paying Agent.

         The Company shall also maintain an office or agency where Securities may be presented for payment ("Paying Agent"). The Company may appoint one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Paying Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent.

         The Company initially appoints the Trustee to act as the Paying Agent with respect to the Securities.

Section 2.11   Paying Agent to Hold Money in Trust.

         The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest, on the Securities, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as sole Paying Agent for the Securities.

Section 2.12   Persons Deemed Owners.

         Prior to the due presentment of a Security for registration of transfer, the Company, the Security Registrar, the Trustee and any agent of the Company, or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any, on) and (subject to Section 2.09 hereof) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Security Registrar, the Trustee or any agent of the Company, or the Trustee shall be affected by notice to the contrary.

Section 2.13   Holder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Securities and the Company shall otherwise comply with TIA Section 312(a).

Section 2.14   Outstanding Securities.

         The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Certificate effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in
Section 2.15 hereof, a Security does not cease to be outstanding because the Company, a Subsidiary or an Affiliate of the Company holds the Security.

         If a Security is replaced pursuant to Section 2.08 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

         If the principal amount of any Security is considered paid under
Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Securities payable on that date, then on and after that date such Securities shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.15   Treasury Securities.

         In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, a Subsidiary or by any Affiliate of the Company shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee actually knows are so owned shall be so disregarded.

Section 2.16   Cancellation.

         All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be destroyed and a certificate of their destruction delivered to the Company unless by a Company Order the Company shall direct that cancelled Securities be returned to it.

Section 2.17   Computation of Interest.

         Interest on the Securities shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

Section 2.18   Transfer Restrictions.

         Unless and until, pursuant to the Exchange and Registration Rights Agreement dated as of October 15, 1997 among the Company and the Purchasers named therein (the "Registration Rights Agreement"), (i) a Security is sold under an effective Registration Statement (as defined in the Registration Rights Agreement) or (ii) a Security is exchanged for an Exchange Security (as defined in the Registration Rights Agreement) in connection with an effective Registration Statement, each

Security shall bear the third legend (the "Private Placement Legend") set forth on the face of the form set forth in Exhibit A hereto, and the following provisions shall apply:

               (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Security to (1) any institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) that is not a qualified institutional buyer as defined in Rule 144 (a "QIB") or
          (2) any person who is not a United States person (a "Non-U.S. Person"), as defined in Regulation S under the Securities Act ("Regulation S"):

                    (i) The Registrar shall register the transfer of any
               Security, whether or not such Security bears the Private Placement Legend, if (x) the requested transfer is at least two years after the later of original issue date of the Security and the last date on which the Company or any Affiliate of the Company was the owner of such Security or (y) a certificate substantially in the form of Exhibit A to the Security has been delivered to the Registrar and a letter substantially in the form of Exhibit B or C, as applicable, to the Security, has been delivered to the Registrar.

                    (ii) If the proposed transferor is an Agent Member holding a beneficial interest in a Global Certificate, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Certificate in an amount equal to the principal amount of the beneficial interest in the Global Certificate to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Securities not represented by a Global Certificate of like tenor and amount.

               (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Security to a QIB (excluding a Non-U.S. Person who elects not to hold a beneficial interest in a Global Certificate):

                    (i) If the Security to be transferred is not represented by a Global Certificate, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on a certificate substantially in the form of Exhibit A to the Security stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on such certificate stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Security for its own account or an account with respect to which it exercises sole investment discretion and that it, or the person on whose behalf it is acting with respect to any such account, is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

                    (ii) If the proposed transferee is an Agent Member and the
               Security to be transferred is not represented by a Global Certificate, upon receipt by the Registrar of instructions given in accordance with the Depositary's and the Registrar's procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Certificate in an amount equal to the principal amount of such Security to be transferred, and the Trustee shall cancel the Security so transferred.

               (c) Private Placement Legend. Upon the transfer, exchange or replacement of a Security not bearing the Private Placement Legend, the Registrar shall deliver Securities that do not bear the Private Placement Legend unless the transferor is the Company or an Affiliate of the Company. Upon the transfer, exchange or replacement of Securities bearing the Private Placement Legend, the Registrar shall deliver only Securities that bear the Private Placement Legend unless either (i) the circumstances contemplated by (a) (i) (x) of this section have been satisfied or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

               (d) General. By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth herein and in the Private Placement Legend and agrees that it will transfer such Security only as provided herein and in the Indenture.

                                  ARTICLE III

                                   REDEMPTION

Section 3.01   Notices to Trustee.

         If the Company elects to redeem Securities pursuant to the redemption provisions of Section 3.07, it shall furnish to the Trustee, at least 45 days but not more than 60 days before a Redemption Date, an Officers' Certificate setting forth the Redemption Date, the principal amount of Securities to be redeemed and the Redemption Price.

Section 3.02   Selection of Securities to be Redeemed.

         If less than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed by such method as the Trustee in its sole discretion shall deem fair and appropriate. The particular Securities to be redeemed shall be selected, unless otherwise provided herein, not less than 30 days nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Securities not previously called for redemption.

         The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities and portions of them selected shall be in amounts of $1,000 or whole multiples of $1,000. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

Section 3.03   Notices to Holders.

               (a) At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail in conformity with
                    Section 10.02 a notice of redemption to each Holder whose Securities are to be redeemed.

         The notice shall identify the Securities to be redeemed and shall state:

         (i)   the Redemption Date;

         (ii)  the Redemption Price;

         (iii) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued;

         (iv)  the name and address of the Paying Agent;

         (v) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

         (vi) that unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities; and

         (vii) the aggregate principal amount of Securities being redeemed.

               (b) At the Company's request, the Trustee shall give the notice required in Section 3.03(a) in the Company's name; provided, however, that the Company shall deliver to the Trustee, at least 45 days prior to the Redemption Date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03(a).

Section 3.04   Effect of Notice of Redemption.

         Once notice of redemption is mailed pursuant to Section 3.03, Securities called for redemption become due and payable on the Redemption Date at the Redemption Price. Upon surrender to the Paying Agent, such Securities shall be paid out at the Redemption Price.

Section 3.05   Deposit of Redemption Price.

         One Business Day prior to the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the Redemption Price of all Securities to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company any money not required for that purpose less the expenses of the Trustee as provided herein.

         If the Company complies with the preceding paragraph, interest on the Securities or portions thereof to be redeemed (whether or not such Securities are presented for payment) will cease to accrue on the applicable Redemption Date. If any Security called for redemption shall not be so paid upon surrender because of the failure of the Company to comply with the preceding paragraph, then interest will be paid on the unpaid principal and premium, if any, from the Redemption Date until such principal and premium are paid and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 4.01.

Section 3.06   Securities Redeemed in Part.

         Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder, at the expense of the Company, a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

Section 3.07   Optional Redemption.

         The Securities may be redeemed at any time, at the option of the Company, in whole or from time to time in part, at the Redemption Price specified in the Securities.

         Any redemption pursuant to this Section 3.07 shall be made, to the extent applicable, pursuant to the provisions of Sections 3.01 through 3.06.

                                   ARTICLE IV

                                   COVENANTS

Section 4.01   Payment of Securities.

         The Company shall pay the principal of, and premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities. Principal, premium and interest shall be considered paid on the date due if the Paying Agent, other than the Company or a Subsidiary of the

Company, holds on that date money deposited by the Company designated for and sufficient to pay all principal, premium and interest then due.

         The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, and premium, if any, at a rate equal to the then applicable interest rate on the Securities to the extent lawful; and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02   Maintenance of Office or Agency.

         The Company will maintain, in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee, the Registrar or the Paying Agent), initially such office will be located at 40 Broad Street, 5th Floor, Suite 550, New York, New York 10004, where Securities may be presented for registration of transfer or exchange and where Securities may be presented for payment. Unless otherwise designated by the Company by written notice to the Trustee, such office or agency shall be the Corporate Trust Office of the Trustee. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations may be made at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.02.

Section 4.03   SEC Reports; Financial Statements.

               (a) The Company shall file with the Trustee, within 15 days after it files the same with the SEC, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to
                    Section 13 or 15 (d) of the Exchange Act. If the Company is not subject to the requirements of such Section 13 or 15(d), the Company shall file with the Trustee, within 15 days after it would have been required to file the same with the SEC, financial statements, including any notes thereto (and with respect to annual reports, an auditors' report by a firm of established national reputation), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," both comparable to that which the Company would have been required to include in such annual reports, information, documents or other reports if the

                    Company had been subject to the requirements of such
                    Section 13 or 15 (d). The Company shall also comply with the provisions of TIA ss. 314 (a).

               (b) If the Company is required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, the Company shall cause any annual report furnished to its stockholders generally and any quarterly or other financial reports furnished by it to its stockholders generally to be filed with the Trustee and mailed to the Holders at their addresses appearing in the Security Register. If the Company is not required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, the Company shall cause its financial statements referred to in Section 4.03 (a), including any notes thereto (and with respect to annual reports, an auditors' report by a firm of established national reputation), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations" to be so mailed to the Holders within 90 days after the end of each of the Company's fiscal years and within 60 days after the end of each of the Company's first three fiscal quarters.

               (c)  If the Company is not subject to the requirements of
                    Section 13 or 15(d) of the Exchange Act, the Company shall furnish to all Holders of Securities and prospective purchasers of Securities designated by the Holders of Securities, promptly upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) promulgated under the Securities Act.

               (d) The Company shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to Holders under this Section.

Section 4.04   Compliance Certificate.

               (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers of the Company with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof, without regard to any grace period or requirement of notice required by this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officer may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, or premium, if any, or interest, if any, on the Securities are prohibited or, if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

               (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to
                    Section 4.03 shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Articles 4 or 5 of this Indenture (to the extent such provisions relate to accounting matters) or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

               (c) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon any Officer of the Company becoming aware of any Default or Event of Default under this Indenture, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05   Corporate Existence.

         Except as permitted by Section 5.01, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership and other existence of each of its Subsidiaries and all rights (charter and statutory) and franchises of the Company and its Subsidiaries, provided that the Company shall not be required to preserve the corporate existence of any Subsidiary of the Company or any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Subsidiaries and that the loss thereof would not have a material adverse effect on the business, prospects, assets or financial condition of the Company and its Subsidiaries taken as a whole and would not have any material adverse effect on the payment and performance of the obligations of the Company under the Securities and this Indenture.

Section 4.06   Maintenance of Properties.

         The Company shall cause all properties owned by the Company or any of its Subsidiaries or used or held for use in the conduct of its business or the business of any such Subsidiary to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any such Subsidiary and not disadvantageous in any material respect to the Holders.

Section 4.07   Payment of Taxes and Other Claims.

         The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any of its Subsidiaries, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any of its Subsidiaries; provided that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 4.08   Limitation on Sale/Leaseback Transactions.

         The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with any Person (other than the Company or a Restricted Subsidiary) unless:

               (a) the Company or such Restricted Subsidiary would be entitled to incur Indebtedness, in a principal amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction, secured by a Lien on the property subject to such Sale/Leaseback Transaction pursuant to Section 4.09 without equally and ratably securing the Securities pursuant to such Section;

               (b) after the Issue Date and within a period commencing six months prior to the consummation of such Sale/Leaseback Transaction and ending six months after the consummation thereof, the Company or such Restricted Subsidiary shall have expended for property used or to be used in the ordinary course of business of the Company and the Restricted Subsidiaries (including amounts expended for the exploration, drilling or development thereof, and for additions, alterations, repairs and improvements thereto) an amount equal to all or a portion of the Net Proceeds of such Sale/Leaseback Transaction and the Company shall have elected to designate such amount pursuant to this clause
                    (b) with respect to such Sale/Leaseback Transaction (with any such amount not being so designated and not permitted under clause (a) to be applied as set forth in clause (c) below); or

               (c) the Company, during the 12-month period after the effective date of such Sale/Leaseback Transaction, shall have applied to the voluntary defeasance or retirement of Securities or any Pari Passu Indebtedness an amount equal to the greater of the Net Proceeds of the sale or transfer of the property leased in such Sale/Leaseback Transaction and the fair value, as determined by the Board of Directors, of such property at the time of entering into such Sale/Leaseback Transaction (in either case adjusted to reflect the remaining term of the lease and any amount designated by the Company as set forth in clause (b) above), less an amount equal to the principal amount of Securities and Pari Passu Indebtedness voluntarily defeased or retired by the Company within such 12-month period and not designated with respect to any other Sale/Leaseback Transaction entered into by the Company or any Restricted Subsidiary during such period.

Section 4.09   Limitation on Liens.

         No provision of this Indenture or the Securities shall in any way restrict or prevent the Company or any Subsidiary from issuing, assuming, guaranteeing or otherwise incurring any Indebtedness; provided, however, that the Company shall not, and shall not permit any Restricted Subsidiary to, issue, assume or guarantee any Indebtedness for borrowed money secured by any Lien on any property or asset now owned or hereafter acquired by the Company or such Restricted Subsidiary without making effective provision whereby any and all Securities then or thereafter outstanding will be secured by a Lien equally and ratably with any and all other obligations thereby secured for so long as any such obligations shall be so secured. Notwithstanding the foregoing, the Company or any Restricted Subsidiary may, without so securing the Securities, issue, assume or guarantee Indebtedness secured by the following Liens:

               (a) Liens existing on the Issue Date or provided for under the terms of agreements existing on the Issue Date (including, without limitation, the Lien provided for pursuant to
                    Section 7.07);

               (b) Liens on property or properties (including any properties or assets, real or personal, or improvements used or to be used in connection with such property) securing (i) all or any portion of the cost of exploration, drilling or development of such property or properties, (ii) all or any portion of the cost of acquiring, constructing, altering, improving or repairing any property or assets, real or personal, or improvements used or to be used in connection with such property or properties or (iii) Indebtedness incurred by the Company or any Restricted Subsidiary to provide funds for the activities set forth in clauses (i) and (ii) above with respect to such property or properties;

               (c) Liens securing Indebtedness owed by a Restricted Subsidiary to the Company or to any other Restricted Subsidiary;

               (d) Liens on property existing at the time of acquisition of such property by the Company or a Subsidiary or Liens on the property of any Person existing at the time such Person becomes a Restricted Subsidiary of the Company or is merged with the Company in compliance with Article V hereof and in either case not incurred as a result of (or in connection with or in anticipation of) the acquisition of such property or such Person becoming a Restricted Subsidiary of the Company or being merged with the Company, provided that such Liens do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries other than the property so acquired;

               (e) Liens on any property securing (i) Indebtedness incurred in connection with the construction, installation or financing of pollution control or abatement facilities or other forms of industrial revenue bond financing or (ii) Indebtedness issued or guaranteed by the United States or any State thereof or any department, agency or instrumentality of either;

               (f) any Lien extending, renewing or replacing (or successive extensions, renewals or replacements of) any Lien of any type permitted under clauses (a) through (e) above, provided that such Lien extends to or covers only the property that is subject to the Lien being extended, renewed or replaced;

               (g) any Ordinary Course Lien arising, but only so long as continuing, in the ordinary course of business of the Company and the Restricted Subsidiaries;

               (h) any Lien resulting from the deposit of moneys or evidences of Indebtedness in trust for the purpose of defeasing Indebtedness of the Company or any Subsidiary; or

               (i) Liens (exclusive of any Lien of any type otherwise permitted under clauses (a) through (h) above) securing Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount which, together with the aggregate amount of Attributable Indebtedness deemed to be outstanding in respect of all Sale/Leaseback Transactions entered into pursuant to clause (a) of Section 4.08 (exclusive of any such Sale/Leaseback Transactions otherwise permitted under clauses (a) through (h) above), does not at the time such Indebtedness is incurred exceed 7.5% of the Consolidated Net Tangible Assets of the Company (as shown in the most recent published quarterly or year-end consolidated balance sheet of the Company and its Subsidiaries).

         Notwithstanding the foregoing, nothing in this Section 4.09 shall be deemed to prohibit or otherwise limit the following types of transactions:

               (1) the sale, granting of Liens with respect to, or other transfer of, crude oil, natural gas or other petroleum hydrocarbons in place for a period of time until, or in an amount such that, the transferee will realize therefrom a specified amount (however determined) of money or of such crude oil, natural gas or other petroleum hydrocarbons;

                  (2) the sale or other transfer of any other interest in property of the character commonly referred to as a production payment, overriding royalty, forward sale or similar interest;

                  (3) the entering into of Currency Hedge Obligations, Interest Rate Hedging Agreements or Oil and Gas Hedging Contracts although Liens securing any Indebtedness for borrowed money that is the subject of any such obligations shall not be permitted hereby unless permitted under clauses (a) through (i) above; and

                  (4) the granting of Liens required by any contract or statute in order to permit the Company or any Restricted Subsidiary to perform any contract or subcontract made by it with or at the request of the United States or any State thereof or any department, agency or instrumentality of either, or to secure partial, progress, advance or other payments to the Company or any Restricted Subsidiary by such governmental unit pursuant to the provisions of any contract or statute.

Section 4.10   Addition of Guarantors.

               (a) If any Subsidiary of the Company guarantees any Funded Indebtedness of the Company at any time subsequent to the Issue Date, then the Company shall (i) cause the Securities to be equally and ratably guaranteed by such Subsidiary, but only to the extent that the Securities are not already guaranteed by such Subsidiary on reasonably comparable terms and (ii) cause such Subsidiary to execute and deliver a supplemental indenture evidencing its provision of a guarantee in accordance with clause (b) below.

               (b) Any Person may become a guarantor of the Securities by executing and delivering to the Trustee (i) a supplemental indenture in form and substance satisfactory to the Trustee which subjects such Person to the provisions (including the representations and warranties) of this Indenture as a guarantor and (ii) an Opinion of Counsel and Officers' Certificate to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion and provided that no opinion need be rendered concerning the enforceability of such guarantee) and that the issuance of the guarantee is in compliance with applicable federal and state securities laws.

                                   ARTICLE V

                                   SUCCESSORS

Section 5.01   Limitations on Mergers and Consolidations.

         The Company will not consolidate or merge with or into any Person, or sell, lease, convey or otherwise dispose of all or substantially all of its assets, or assign any of its obligations hereunder or under the Securities, to any Person, unless:

               (a) the Person formed by or surviving such consolidation or merger (if other than the Company), or to which such sale, lease, conveyance or other disposition or assignment shall be made (collectively, the "Successor"), is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia, and the Successor assumes by supplemental indenture in a form satisfactory to the Trustee all of the obligations of the Company, under this Indenture and the Securities;

               (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

               (c) the Company shall have delivered to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate and an Opinion of Counsel, each stating that the proposed transaction and such supplemental indenture comply with this Indenture.

Section 5.02   Successor Corporation Substituted.

         Upon any consolidation or merger of the Company with or into any Person, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company or any assignment of the obligations of the Company under this Indenture or the Securities in accordance with Section 5.01, the Successor formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition or assignment is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company, under this Indenture and the Securities with the same effect as if such Successor had been named as the Company herein and the predecessor Company in the case of a sale, lease, conveyance or other disposition or assignment, shall be released from all obligations under this Indenture and the Securities.

                                   ARTICLE VI

                             DEFAULTS AND REMEDIES

Section 6.01   Events of Default.

         An "Event of Default" occurs if:

               (1) the Company defaults in the payment of interest on any Security when the same becomes due and payable and the Default continues for a period of 30 days;

               (2) the Company defaults in the payment of the principal of or premium, if any, on any Security when the same becomes due and payable at Stated Maturity, upon acceleration or otherwise;

               (3) the Company fails to comply with any of its other agreements or covenants in, or provisions of, the Securities, or this Indenture and such failure continues for the period and after the notice specified in the last paragraph of this Section 6.01;

               (4) any default shall occur which results in the acceleration of the maturity of any Indebtedness of the Company or any Restricted Subsidiary (other than the Securities) (provided that such acceleration is not rescinded within a period of 10 days from the occurrence of such acceleration) having an outstanding principal amount of $10 million or more individually or, taken together with all other such Indebtedness that has been so accelerated, in the aggregate; or any default shall occur in the payment of any principal or interest in respect of any Indebtedness of the Company or any Restricted Subsidiary (other than the Securities) having an outstanding principal amount of $10 million or more individually or, taken together with all other such Indebtedness with respect to which any such payment has not been made, in the aggregate and such default shall be continuing for a period of 30 days without the Company or such Restricted Subsidiary, as the case may be, effecting a cure of such default;

               (5) failure by the Company or any Restricted Subsidiary to pay final, non-appealable judgments aggregating in excess of $10 million, which judgments are not paid, discharged or stayed for a period of 60 days;

               (6) the Company or any Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (a) commences a voluntary case,

               (b) consents to the entry of an order for relief against it in an involuntary case,

               (c) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

               (d) makes a general assignment for the benefit of its creditors;
          or

               (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that remains unstayed and in effect for 60 days and that:

               (a) is for relief against the Company or any Restricted
                   Subsidiary as debtor in an involuntary case,

               (b) appoints a Custodian of the Company or any Restricted Subsidiary or a Custodian for all or substantially all of the property of the Company or any Restricted Subsidiary, or

               (c) orders the liquidation of the Company or any Restricted Subsidiary.

         The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         A Default under clause (3) is not an Event of Default until the Trustee notifies the Company or the Holders of at least 25% in principal amount of the then outstanding Securities notify the Company, and the Trustee, of the Default, and the Company does not cure the Default within 90 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

Section 6.02   Acceleration.

         If an Event of Default (other than an Event of Default specified in clauses (6) or (7) of Section 6.01) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Securities by notice to the Company and the Trustee, may declare the principal of and premium, if any, and accrued and unpaid interest on all then outstanding Securities to be due and payable immediately. Upon any such declaration the amounts due and payable on the Securities, as determined in accordance with the next succeeding paragraph, shall be due and payable immediately. If an Event of Default specified in clause (6) or (7) of Section
6.01 occurs, such amounts shall ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Securities by written notice to the Trustee may rescind an acceleration and its consequences (other than nonpayment of principal of, or premium, if any, or interest on the Securities) if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived.

         In the event that the maturity of the Securities is accelerated pursuant to this Section 6.02, 100% of the principal amount thereof shall become due and payable plus accrued interest to the date of payment.

Section 6.03   Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, or premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04   Waiver of Past Defaults.

         Subject to Sections 6.07 and 9.02, the Holders of a majority in principal amount of the then outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences (including waivers obtained in connection with a tender offer or exchange offer for Securities or a solicitation of consents in respect of Securities, provided that in each case such offer or solicitation is made to all Holders of then outstanding Securities on equal terms), except a continuing Default or Event of Default in the payment of the principal of, or premium, if any, or interest on any Security. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05   Control by Majority.

         The Holders of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it hereunder. However, the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or that may involve the Trustee in personal liability.

Section 6.06   Limitations on Suits.

         Subject to Section 6.07, a Holder may pursue a remedy with respect to this Indenture or the Securities only if:

               (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

               (2) the Holders of at least 25% in principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

               (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

               (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

               (5) during such 60 day period the Holders of a majority in principal amount of the then outstanding Securities do not give the Trustee a direction inconsistent with the request.

         A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07   Rights of Holders to Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of, and premium, if any, and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 6.08   Collection Suit by Trustee.

         If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the amount of principal, premium, if any, and interest remaining unpaid on the Securities, and interest on overdue principal and premium, if any, and, to the extent lawful, interest on overdue interest, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09   Trustee May File Proofs of Claim.

         The Trustee is authorized to file such proofs of claim and other papers or documents and to take such actions, including participating as a member, voting or otherwise, of any committee of creditors, as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company or its creditors or properties and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Securities may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10   Priorities.

         If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

         First: to the Trustee for amounts due under Section 7.07;

         Second: to Holders for amounts due and unpaid on the Securities for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, and interest, respectively; and

         Third: to the Company.

         The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Article.

Section 6.11   Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the then outstanding Securities.

                                  ARTICLE VII

                                    TRUSTEE

Section 7.01   Duties of Trustee.

         (1) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in such exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

         (2) Except during the continuance of an Event of Default:

             (a) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

              (b) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine such certificates and opinions to determine whether or not they appear to conform to the requirements of this Indenture.

         (3) The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

              (a) this paragraph does not limit the effect of paragraph (2) of this Section;

              (b) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

                  (c) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

         (4) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(1), (2) and (3) of this Section.

         (5) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

         (6) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. All money received by the Trustee shall, until applied as herein provided, be held in trust for the payment of the principal of, and premium, if any, and interest on the Securities.

Section 7.02   Rights of Trustee.

         (1) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its choice and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (3) The Trustee may act through agents and attorneys and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

         (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

         (5) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

         (6) The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its grossly negligent action, grossly negligent omission or its willful misconduct.

         (7) The Trustee shall not be charged with knowledge of any Event of Default under Section 6.01 (other than an Event of Default under Section 6.01(a) or (b) if the Trustee is also the Paying Agent with respect to the Securities) hereof or the existence of any Subsidiary of the Company unless the Trustee shall have received notice thereof in accordance with Section 10.02 hereof from the Company or a Holder.

Section 7.03   Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, or any of its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

Section 7.04   Trustee's Disclaimer.

         The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities or any money paid to the Company or upon the Company's direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Securities other than its certificate of authentication.

Section 7.05   Notice of Defaults.

         If a Default or Event of Default occurs and is continuing and it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, or premium, if any, or interest on any Security, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Trust Officers of the Trustee in good faith determines that withholding the notice is in the interests of Holders.

Section 7.06   Reports by Trustee to Holders.

         Within 60 days after each January 31, beginning with January 31, 1998, and in any event on or before April 1 in each year, the Trustee shall mail to Holders a brief report dated as of such January 31 that complies with TIA
Section 313(a); provided, however, that if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted. The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports as required by TIA
Section 313(c).

         A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed. The Company shall notify the Trustee when the Securities are listed on any stock exchange.

Section 7.07   Compensation and Indemnity.

         The Company agrees to pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company agrees to reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred or made by it in accordance with any provision of this Indenture. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         Except as set forth in the next paragraph, the Company agrees to indemnify the Trustee against any loss, liability or expense incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of defending itself against any claim of liability in connection with the exercise or performance of any of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The Company shall not be obligated to reimburse any expense or indemnify against any loss or liability incurred by the Trustee through gross negligence or bad faith, as determined by a court of competent jurisdiction.

         To secure the payment obligations of the Company in this Section, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of and premium, if any, and interest on particular Securities. Such Lien shall survive the satisfaction and discharge of this Indenture.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08   Replacement of Trustee.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

         (i)   the Trustee fails to comply with Section 7.10;

         (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (iii) a Custodian or public officer takes charge of the Trustee or its property; or

         (iv)  the Trustee otherwise becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the obligations of the Company under Section
7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09   Successor Trustee by Merger, etc.

         Subject to Section 7.10, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee; provided, however, that in the case of a transfer of all or substantially all of its corporate trust business to another corporation, the transferee corporation expressly assumes all of the Trustee's liabilities, duties and responsibilities hereunder.

         In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated, with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 7.10   Eligibility; Disqualification.

         There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia and authorized under such laws to exercise corporate trust powers, shall be subject to supervision or examination by Federal or State (or the District of Columbia) authority and shall have a combined capital and surplus of at least $50 million as set forth in its most recent published report of condition.

         The Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a) (1), 310 (a) (2) and 310 (a) (5). The Trustee is subject to and shall comply with the provisions of TIA Section 310(b) during the period of time required by this Indenture. Nothing in this Indenture shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

Section 7.11   Preferential Collection of Claims Against Company.

         The Trustee is subject to and shall comply with the provisions of TIA
Section 311 (a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA
Section 311(a) to the extent indicated therein.

                                  ARTICLE VIII

                             DISCHARGE OF INDENTURE

Section 8.01   Termination of Company's Obligations.

         (1) This Indenture shall cease to be of further effect (except that the Company's obligations under Section 7.07 and the Trustee's and Paying Agent's obligations under Section 8.03 shall survive), and the Trustee, on demand and expense of the Company, shall execute proper instruments acknowledging the satisfaction and discharge of this Indenture, when:

              (a)  either

                   (i) all outstanding Securities theretofore authenticated
              and issued (other than destroyed, lost or stolen Securities that have been replaced or paid) have been delivered to the Trustee for cancellation; or

                   (ii) all outstanding Securities not theretofore delivered
              to the Trustee for cancellation:

                          (A) have become due and payable, or

                          (B) will become due and payable at their Stated
                     Maturity within one year, or

                          (C) are to be called for redemption within one year
                     under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

                  and the Company, in the case of clause (A), (B) or (C) above, has deposited or caused to be deposited with the Trustee as funds (immediately available to the Holders in the case of clause (A)) in trust for the purpose an amount which, together with earnings thereon, will be sufficient to pay and discharge the entire indebtedness on such Securities for principal, premium, if any, and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

                  (b) the Company has paid of caused to be paid all other sums payable by it hereunder; and

                  (c) the Company has delivered to the Trustee an Officers' Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture have been complied with, together with an Opinion of Counsel to the same effect.

         (2) The Company may terminate all of its obligations under this Indenture, except as provided below, if:

                  (a) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations sufficient to pay principal of and interest on the Securities to maturity, and to pay all other sums payable by it hereunder, provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Securities as the same shall become due;

                  (b) the Company delivers to the Trustee an Officers' Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture have been complied with, and an Opinion of Counsel to the same effect;

                  (c) no Default or Event of Default shall have occurred and be continuing on the date of such deposit; and

                  (d) the Company shall have delivered to the Trustee an Opinion of Counsel from nationally recognized counsel acceptable to the Trustee or a tax ruling to the effect that the Holders of the Securities will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section 8.01(2) and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised.

In such event, this Indenture shall cease to be of further effect (except as provided in the next succeeding paragraph), and the Trustee, on demand and expense of the Company, shall execute proper instruments acknowledging confirmation of and discharge under this Indenture.

         However, the Company's obligations in Sections 2.05, 2.06, 2.07, 2.08, 2.10, 2.11, 4.01, 7.07, 7.08 and 8.04, and the Company's, the Trustee's and
Paying Agent's obligations in Section 8.03 shall survive until the Securities are no longer outstanding.

         Thereafter, only the Company's obligations in Section 7.07 and the Trustee's and Paying Agent's obligations in Section 8.03 shall survive.

         After such irrevocable deposit made pursuant to this Section 8.01(2) and satisfaction of the other conditions set forth herein, the Trustee upon request and expense of the Company shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified above.

         In order to have money available on a payment date to pay principal of or interest on the Securities, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

Section 8.02   Application of Trust Money.

         The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and premium, if any, and interest on the Securities.

Section 8.03   Repayment to Company.

         The Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or securities held by them at any time.

         The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall have either caused notice of such payment to be mailed to each Holder entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in The City of New York. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and the Paying Agent with respect to such money shall cease.

Section 8.04   Reinstatement.

         If the Trustee or the Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01; provided, however, that if the Company has made any payment of principal of or premium, if any, or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or the Paying Agent.

                                   ARTICLE IX

                                   AMENDMENTS

Section 9.01   Without Consent of Holders.

         The Company, and the Trustee may amend this Indenture or the Securities or waive any provision hereof or thereof without the consent of any
Holder:

               (1) to cure any ambiguity, omission, defect or inconsistency;

               (2) to comply with Sections 4.10 and 5.01;

               (3) to provide for uncertificated Securities in addition to or in place of certificated Securities;

               (4) to comply with any requirement in order to effect or maintain the qualification of this Indenture under the TIA; or

               (5) to make any change that does not adversely affect the rights hereunder of any Holder in any material respect.

         Upon the request of the Company, accompanied by a resolution of the Board of Directors (certified by the Secretary or an Assistant Secretary of the Company) authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and make any further appropriate agreements and stipulations that may be therein contained. After an amendment or waiver under this Section becomes effective, the Company shall mail to the Holders of each Security affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.02   With Consent of Holders.

         Except as provided below in this Section 9.02, the Company, and the Trustee may amend this Indenture or the Securities with the written consent (including consents obtained in connection with a tender offer or exchange offer for Securities or a solicitation of consents in respect of Securities, provided that in each case such offer or solicitation is made to all Holders of then outstanding Securities on equal terms) of the Holders of at least a majority in principal amount of the then outstanding Securities.

         Upon the request of the Company accompanied by a resolution of the Board of Directors (certified by the Secretary or an Assistant Secretary of the Company) authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in
Section 9.06, the Trustee shall join with the Company in the execution of such supplemental indenture.

         It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         The Holders of a majority in principal amount of the then outstanding Securities may waive compliance in a particular instance by the Company with any provision of this Indenture or the Securities (including waivers obtained in connection with a tender offer or exchange offer for Securities or a solicitation of consents in respect of Securities, provided that in each case such offer or solicitation is made to all Holders of then outstanding Securities on equal terms). However, without the consent of each Holder affected, an amendment or waiver under this Section may not:

              (1) reduce the percentage in principal amount of outstanding Securities whose Holders must consent to an amendment, supplement or waiver;

              (2) reduce the rate of or change the time for payment of interest, including default interest, on any Security;

              (3) reduce the principal of or change the fixed maturity of any Security or alter the premium or other provisions with respect to redemption under Section 3.07 or specified in the Securities;

              (4) make any Security payable in money other than that stated in the Security;

              (5) impair the right to institute suit for the enforcement of any payment of principal of, or premium, if any, or interest on any Security pursuant to Sections 6.06 and 6.07, except as limited by
         Section 6.06;

               (6) make any change in the percentage of principal amount of Securities necessary to waive compliance with certain provisions of this Indenture pursuant to Section 6.04 or 6.07 or this sentence of this Section 9.02; or

               (7) waive a continuing Default or Event of Default in the payment of principal of, or premium, if any, or interest on the Securities.

         The right of any Holder to participate in any consent required or sought pursuant to any provision of this Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date identified by the Trustee in a notice furnished to Holders in accordance with the terms of this Indenture.

Section 9.03   Compliance with Trust Indenture Act.

         Every amendment to this Indenture or the Securities shall comply in form and substance with the TIA as then in effect.

Section 9.04   Revocation and Effect of Consents.

         Until an amendment (which includes any supplement) or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his or her Security or portion of a Security if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver. If the Company elects to fix a record date for such purpose, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.13, or (ii) such other date as the Company shall designate. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Securities required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

         After an amendment or waiver becomes effective, it shall bind every Holder, unless it is of the type described in any of clauses (1) through (7) of
Section 9.02. In such case, the amendment or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security that evidences the same debt as the consenting Holder's Security.

Section 9.05   Notation on or Exchange of Securities.

         The Trustee may place an appropriate notation about an amendment or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the amendment or waiver.

Section 9.06   Trustee to Sign Amendments, etc.

         The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon, an Officers' Certificate and Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company in accordance with its terms.

                                   ARTICLE X

                                 MISCELLANEOUS

Section 10.01  Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c) the imposed duties shall control.

Section 10.02  Notices.

         Any notice or communication by the Company, or the Trustee to the others is duly given if in writing and delivered in Person or mailed by registered or certified mail (return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

         If to the Company:

         Newfield Exploration Company
         363 North Sam Houston Parkway East, Suite 2020
         Houston, TX  77060
         Attention:  Secretary

         If to the Trustee:

         First Union National Bank
         230 South Tryon Street, Ninth Floor
         Charlotte, North Carolina  28288-1179
         Attention: Corporate Trust Administration

         The Company, or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first-class mail, postage prepaid, to the Holder's address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 10.03  Communication by Holders with Other Holders.

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 10.04  Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

               (1) an Officers' Certificate (which shall include the statements set forth in Section 10.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (2) an Opinion of Counsel (which shall include the statements set forth in Section 10.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 10.05  Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

               (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

               (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 10.06  Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or the Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 10.07  Legal Holidays.

         A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in The City of New York or the State of North Carolina, or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 10.08  No Recourse Against Others.

         A director, officer, employee or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability.

Section 10.09  Governing Law.

         THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

Section 10.10  No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company, or any Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 10.11  Successors.

         All agreements of the Company in this Indenture and the Securities shall bind its Successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 10.12  Severability.

         In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.13  Counterpart Originals.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 10.14  Trustee as Paying Agent and Registrar.

         The Company initially appoints the Trustee as Paying Agent and Registrar.

Section 10.15  Table of Contents, Headings, etc.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.




                                         NEWFIELD EXPLORATION COMPANY


                                         By: /s/ Terry W. Rathert
                                            ----------------------------------
                                             Title: Vice President - Planning
                                                    and Administration


                                         FIRST UNION NATIONAL BANK, as Trustee


                                         By: /s/ Shawn Banasek
                                            ----------------------------------
                                             Title: Assistant Vice President

                                   EXHIBIT A

                               [FACE OF SECURITY]
                          NEWFIELD EXPLORATION COMPANY
                           7.45% SENIOR NOTE DUE 2007


CUSIP No. 651290 AA 6                                            $____________

         Newfield Exploration Company, a Delaware corporation (the "Company"), for value received promises to pay to ___________________ or registered assigns, the principal sum of ________________________ Dollars [if the Security is to be a Global Certificate, insert the following -- or such lesser amounts as indicated on the schedule of exchanges of definitive Securities] on October 15, 2007.

           Interest Payment Dates:            April 15 and October 15
           Record Dates:                      April 1 and October 1

                  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers and its corporate seal to be affixed hereto or imprinted hereon.

Dated:  October 15, 1997

[SEAL]                                   NEWFIELD EXPLORATION COMPANY


                                         By:
                                            -----------------------------------


                                         By:
                                            -----------------------------------

                         Certificate of Authentication:

         First Union National Bank, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

                                           FIRST UNION NATIONAL BANK


                                         By:
                                            -----------------------------------
                                                   Authorized Signature

         [IF THE SECURITY IS TO BE A GLOBAL CERTIFICATE, INSERT THE FOLLOWING -- THIS SECURITY IS A BOOK-ENTRY SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

         UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS

SECURITY) ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NONU.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND OTHERWISE IN COMPLIANCE WITH REGULATION S, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.

                             [REVERSE OF SECURITY]
                          NEWFIELD EXPLORATION COMPANY
                           7.45% SENIOR NOTE DUE 2007

         1. INTEREST. Newfield Exploration Company, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Security at 7.45% per annum from October 15, 1997 until maturity. The Company will pay interest semiannually on April 15 and October 15 of each year (each an "Interest Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Securities will accrue from the most recent Interest Payment Date on which interest has been paid or, if no interest has been paid, from October 15, 1997; provided, that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be April 15, 1998. The Company shall pay interest on overdue principal and premium, if any, from time to time on demand at a rate equal to the interest rate then in effect; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. METHOD OF PAYMENT. The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the record date next preceding the Interest Payment Date, even if such Securities are canceled after such record date and on or before such Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect principal payments. The Company will pay the principal of, premium, if any, and interest on the Securities in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay such amounts by check payable in such money. Payments in respect of the Securities evidenced by a Global Certificate (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by the Holder of the Global Certificate. In all other cases, payment of interest may be made at the option of the Company by check to a Holder's registered address.

         3. RANKING. The Securities will be senior unsecured obligations of the Company.

         4. PAYING AGENT AND REGISTRAR. Initially, First Union National Bank, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Holder. The Company may act in any such capacity.

         5. INDENTURE. The Company issued the Securities under an Indenture dated as of October 15, 1997 (the "Indenture") between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb), as in effect on the date of execution of the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Securities are unsecured general obligations of the Company limited to $125,000,000 in aggregate principal amount.

         6. OPTIONAL REDEMPTION. The Securities may be redeemed at any time, at the option of the Company, in whole or from time to time in part, at a price equal to 100% of their principal amount plus accrued and unpaid interest, if any, to the Redemption Date plus the Make-Whole Premium, if any (the "Redemption Price"). The amount of the Make-Whole Premium with respect to any Security (or portion thereof) to be redeemed will be equal to the excess, if any, of:

                 (i) the sum of the present values, calculated as of the
            Redemption Date, of:

                     (A) each interest payment that, but for such redemption,
                 would have been payable on the Security (or portion thereof) being redeemed on each Interest Payment Date occurring after the Redemption Date (excluding any accrued interest for the period prior to the Redemption Date); and

                     (B) the principal amount that, but for such redemption,
                 would have been payable at the final maturity of the Security (or portion thereof) being redeemed;

            over

                 (ii) the principal amount of the Security (or portion thereof)
            being redeemed.

The present values of interest and principal payments referred to in clause (a) above will be determined in accordance with generally accepted principles of financial analysis. Such present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the Redemption Date at a discount rate equal to the Treasury Yield plus 25 basis points. The Make-Whole Premium will be calculated by an Independent Investment Banker (as defined in the Indenture).

         For purposes of determining the Make-Whole Premium, "Treasury Yield" means a rate of interest per annum equal to the weekly average yield to maturity of United States Treasury Notes that have a constant maturity that corresponds to the remaining term to maturity of the Securities, calculated to the nearest 1/12th of a year (the "Remaining Term"). The Treasury Yield will be determined as of the third Business Day immediately preceding the applicable Redemption Date. The weekly average yields of United States Treasury Notes will be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated "H.15 (519) Selected Interest Rates" or any successor release (the "H. I 5 Statistical Release"). If the H.15 Statistical Release sets forth a weekly average yield for United States Treasury Notes having a constant maturity that is the same as the Remaining Term, then the Treasury Yield will be equal to such weekly average yield. In all other cases, the Treasury Yield will be calculated by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury Notes that have a constant maturity closest to and greater than the Remaining Term and the United States Treasury Notes that have a constant maturity closest to and less than the Remaining Term (in each case as set forth in the H.15 Statistical Release). Any weekly average yields so calculated by interpolation will be rounded to the nearest 1/100th of 1%, with any figure of 1/200% or Notes are not available in the H.15 Statistical Release or otherwise, then the Treasury Yield will be calculated by interpolation of comparable rates selected by the Independent Investment Banker.

         Periodic interest installments with respect to which the Interest Payment Date is on or prior to any Redemption Date will be payable to the Holders of record at the close of business on the relevant record dates referred to herein, all as provided in the Indenture.

         Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $ 1,000 may be redeemed in part but only in whole multiples of $1,000. On and after the Redemption Date interest will cease to accrue on Securities or on the portions thereof called for redemption, as the case may be.

         7. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities originally issued are in the form of a permanent Global Certificate. Under certain circumstances described in the Indenture, the Securities may also be issued in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

         8. PERSONS DEEMED OWNERS. The registered Holder of a Security shall be treated as its owner for all purposes.

         9. AMENDMENTS AND WAIVERS. Subject to certain exceptions and limitations, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities, and any existing Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default or Event of Default in the payment of the principal of or premium, if any, or interest on the Securities) by the Holders of at least a majority in principal amount of the Securities then outstanding in accordance with the terms of the Indenture. Without the consent of any Holder, the Company, and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency; to provide for uncertificated Securities in addition to or in place of certificated Securities; to provide for the assumption of the obligations of the Company under the Indenture to Holders in the case of the merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company; to make any change that does not materially adversely affect the rights of any Holder; or to comply with the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb).

         The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date identified by the Trustee in a notice furnished to Holders in accordance with the terms of the Indenture.

         Without the consent of each Holder affected, the Company may not (i) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the rate of or change the time for payment of interest, including default interest, on any Security, (iii) reduce the principal of or change the fixed maturity of any Security or alter the premium or other provisions with respect to redemption, (iv) make any Security payable in money other than that stated in the Security, (v) impair the right to institute suit for the enforcement of any payment of principal of, or premium, if any, or interest on, any Security (except as provided in the Indenture),
(vi) make any change in the percentage of principal amount of Securities necessary to waive compliance with certain provisions of the Indenture or (vii) waive a continuing Default or Event of Default in the payment of principal of or premium, if any, or interest on the Securities.

         10. DEFAULTS AND REMEDIES. Events of Default include: default in payment of interest on the Securities for 30 days; default in payment of principal of or premium, if any, on the Securities; failure by the Company for 90 days after written notice by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Securities then outstanding to it to comply with any of its other covenants or agreements in the Indenture or the Securities; the acceleration of the maturity of any Indebtedness of the Company or any Restricted Subsidiary (other than the Securities) (provided that such acceleration is not rescinded within a period of 10 days from the occurrence of such acceleration) that has an outstanding principal amount of $10 million or more individually or in the aggregate; a default in the payment of principal or interest in respect of any Indebtedness of the Company or any Restricted Subsidiary (other than the Securities) having an outstanding principal amount of $10 million or more individually or in the aggregate, and such default shall be continuing for a period of 30 days without the Company or such Restricted Subsidiary, as the case may be, effecting a cure of such default; failure by the Company or any Restricted Subsidiary to pay final, non-appealable judgments aggregating in excess of $10 million, which judgments are not paid, discharged or stayed for a period of 60 days; or certain events involving bankruptcy, insolvency or reorganization of the Company or any Restricted Subsidiary. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare the principal of, and premium, if any, and interest on all the Securities to be immediately due and payable, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization of the Company or any Restricted Subsidiary, all outstanding Securities become due and payable immediately without further action or notice. The amount due and payable upon the acceleration of any Security is equal to 100% of the principal amount thereof plus accrued interest to the date of payment. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

         11. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

         12. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

         13. AUTHENTICATION. This Security shall not be valid until authenticated by the manual signature of the Trustee.

         14. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=Custodian), and U/G/M/A (=Uniform Gifts to Minors Act).

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

         Newfield Exploration Company
         363 North Sam Houston Parkway East, Suite 2020
         Houston, Texas  77060
         Attention:  Secretary

         15. RESTRICTIONS ON TRANSFER. By its acceptance of any Security bearing a legend restricting transfer, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in the Indenture in respect of the Securities and such legend and agrees that it will transfer such Security only as provided in the Indenture.

         Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

                  SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITY

The following exchanges of a part of this Global Certificate for Definitive Securities have been made:



                                                                                     Principal Amount
                                Amount of                    Amount of                of this Global            Signature of
                               decrease in                  increase in            Certificate following     authorized officer
                            Principal Amount             Principal Amount              such decrease            of Trustee or
  Date of Exchange     of this Global Certificate   of this Global Certificate         (or increase)         Security Custodian
  ----------------     --------------------------   --------------------------     ---------------------     ------------------


                                ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

            (Insert assignee's social security or tax I.D. number)

-------------------------------------------------------------------------------


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code) and irrevocably appoint------------------------------------------------------------ as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

                                                                          Date:
--------------------------------------------------------------------------
Your Signature:


        (Sign exactly as your name appears on the face of this Security)


-------------------------------------------------------------------------------
Signature Guarantee:

          (Participant in a Recognized Signature or Medallion Program)

                                                                      EXHIBIT A

                   CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                   OR REGISTRATION OF TRANSFER OF SECURITIES

Re:      7.45% Senior Notes Due 2007 of Newfield Exploration Company

         This Certificate relates to $_____ principal amount of Securities held in *______ book-entry or *______ definitive form by _____________________ (the
"Transferor").


The Transferor*:

     [ ] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Certificate held by the Depositary a Security or Securities in definitive, registered form equal to its beneficial interest in such Global Certificate (or the portion thereof indicated above); or

     [ ] has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

         In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with the Indenture relative to the above captioned Securities and the terms thereof and that the transfer of this Security does not require registration under the Securities Act (as defined below) because:*

     [ ] Such Security is being transferred to Newfield Exploration Company.

     [ ] Such Security is being acquired for the Transferor's own account without transfer.

     [ ] Such Security is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Securities Act")), in compliance with Rule 144A under the Securities Act.

     [ ] Such Security is being transferred pursuant to an exemption from registration in accordance with Rule 904 under the Securities Act (and based on an opinion of counsel if the Company so requests).

     [ ] Such Security is being transferred in accordance with Rule 144 under the Securities Act (and based on an opinion of counsel if the Company so requests).

     [ ] Such Security is being transferred pursuant to an effective registration statement under the Securities Act.



--------------------
    *  Check applicable box.

     [ ] Such Security is being transferred to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is acquiring such Security for its own account or for the account of such an institutional accredited investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act.

     [ ] Such Security is being transferred in reliance on and in compliance with another exemption from the registration requirements of the Securities Act (and based on an opinion of counsel if the Company so requests).

         The undersigned confirms that it has not used any general solicitation or general advertising in connection with the transfer.



                                       -----------------------------------
                                       [INSERT NAME OF TRANSFEROR]

                                       By:
                                          --------------------------------
                                          Name:
                                          Title:
                                          Address:


Date:
     ----------------------

                  QUALIFIED INSTITUTIONAL BUYER CERTIFICATION

TO BE COMPLETED BY PURCHASER IF TRANSFER IS TO A "QUALIFIED INSTITUTIONAL
BUYER"

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.



                                       -----------------------------------
                                       [INSERT NAME OF TRANSFEROR]

Date:
     ----------------------

                                                                      EXHIBIT B

                  FORM OF TRANSFEREE LETTER OF REPRESENTATION
             TO BE DELIVERED BY INSTITUTIONAL ACCREDITED INVESTORS


Newfield Exploration Company
c/o First Union National Bank, as Trustee
    230 South Tryon Street, Ninth Floor
    Charlotte, N.C.  28288-1179

Ladies and Gentlemen:

         In connection with the proposed transfer to us of $___________ aggregate principal amount of the 7.45% Senior Notes Due 2007 (the "Notes") of NEWFIELD EXPLORATION COMPANY, a Delaware corporation (the "Company"), we confirm that:

         1. We understand that the Notes of the Company have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, and may not be offered or sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing the Notes that, if, prior to the date which is two years after the later of the date of original issue of the Notes and the last date on which the Company or any affiliate of the Company was the owner of such Notes (the "Resale Restriction Termination Date"), we decide to offer, sell or otherwise transfer any such Notes, such offer, sale or transfer will be made only (a) to the Company, (b) pursuant to an effective registration statement under the Securities Act, (c) so long as the Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act that is acquiring Notes for its own account or for the account of such an institutional accredited investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act, (e) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act and otherwise comply with Regulation S under the Securities Act or (f) pursuant to another available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirements of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (d) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Trustee, which shall provide as applicable, among other things, that the transferee is an institutional "accredited investor" within the meaning of subparagraph (a)(1),
(2), (3) or (7) of Rule 501 under the Securities Act that is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. We acknowledge on our behalf and on behalf of any investor account for which we are purchasing Notes that the Company and the Trustee reserve the right prior to any offer, sale or other transfer pursuant to clause (d), (e) or (f) prior to the Resale Restriction Termination Date of the Notes to require the delivery of any opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee. We understand that the certificates for any Notes that we receive will bear a legend substantially to the effect of the foregoing.

         2. We are an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act purchasing for our own account or for the account of such an institutional "accredited investor," and we are acquiring the Notes for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any account for which we are acting are each able to bear the economic risks of our or its investment.

         3. We are acquiring the Notes purchased by us for our own account (or for one or more accounts as to each of which we exercise sole investment discretion and have authority to make, and do make, the statements contained in this letter) and not with a view to any distribution of the Notes, subject, nevertheless, to the understanding that the disposition of our property will at all times be and remain within our control.

         4. We acknowledge that the Company, the Trustee and others will rely upon the truth and accuracy of the foregoing acknowledgments, representations, warranties and agreements.

                                            Very truly yours,


                                            -----------------------------------
                                            (Name of Purchaser)


                                            By:
                                               --------------------------------
                                               Date:
                                                    ---------------------------


         Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:
     ---------------------------------------------------------------------------
Address:
        ------------------------------------------------------------------------
Taxpayer ID Number:
                   -------------------------------------------------------------

                                                                      EXHIBIT C

               FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION
                    WITH TRANSFERS PURSUANT TO REGULATION S



Newfield Exploration Company
c/o First Union National Bank, as Trustee
    230 South Tryon Street, Ninth Floor
    Charlotte, N.C.  28288-1179

Ladies and Gentlemen:

         In connection with the proposed transfer by us of $_______________ aggregate principal amount of the 7.45% Senior Notes Due 2007 (the "Notes") of NEWFIELD EXPLORATION COMPANY, a Delaware corporation (the "Company"), we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended, and, accordingly, we represent that:

         (i)   the offer of the Notes was not made to a person in the United
     States;

         (ii) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

         (iii) no directed selling efforts have been made by us, any affiliate of ours, or any Person acting on our behalf, in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the U.S. Securities Act of 1933, as applicable; and

         (iv) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933, as amended.

         You and the Company are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S under the U.S. Securities Act of 1933, as amended.

                                                  Very truly yours,



                                                  -----------------------------
                                                  (Name of Transferor)


                                                  By:
                                                     --------------------------
                                                     Name:
                                                     Title:
                                                     Address:

                                                     Date:
                                                          ---------------------



                                      CC-2